UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2017
____________________
MIRAMAR LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2790 Walsh Avenue
Santa Clara, California 95051

(Address of principal executive offices, including zip code)
(408) 579-8700

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
Agreement and Plan of Merger and Related Transactions
On June 11, 2017, Miramar Labs, Inc., a Delaware corporation (the “Company”), Sientra, Inc., a Delaware corporation (“Parent”), and Desert Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the outstanding shares of the Company’s common stock (the “Offer”) for a purchase price of (i) $0.3149 per share, in cash, without interest (the “Cash Portion”) and (ii) the contractual right (a “CVR”), pursuant to the Contingent Value Rights Agreement in the form attached as Annex II to the Merger Agreement (as it may be amended from time to time, the “CVR Agreement”), to receive one or more contingent payments upon the achievement of certain milestones as set forth in the CVR Agreement, without interest (the “CVR Portion”, and together with the Cash Portion, the “Offer Price”), subject to any applicable withholding and upon the terms and subject to the conditions of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have their respective meanings ascribed to such terms in the Transaction Documents or Support Agreements (each as defined below), as applicable.
The consummation of the Offer will be conditioned on (i) a majority of all shares of the Company’s outstanding common stock having been validly tendered into and not validly withdrawn from the Offer and (ii) other customary conditions. The Offer is not subject to a financing condition.
Following the consummation of the Offer, subject to customary conditions, Purchaser will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without any additional stockholder approvals. In the Merger, each outstanding share of the Company’s common stock (other than shares held by the Company (or held in the Company’s treasury), Parent, Purchaser, any of other wholly owned subsidiary of Parent, or any wholly owned subsidiary of the Company, or shares with respect to which appraisal rights are properly exercised under the DGCL) will be converted into the right to receive the Offer Price, subject to any applicable withholding.
The Merger Agreement provides that, as of the effective time of the Merger (the “Effective Time”), (1) each stock option to purchase shares of the Company’s common stock that is then outstanding and unexercised (the “Company Options”), whether or not vested, shall be cancelled, and with respect to those persons holding Company Options for which the per share Cash Portion is greater than the applicable per share exercise price (each an “In-the-money Option”), each such cancelled In-the-money Option shall be converted into the right to receive (i) cash in an amount equal to (A) the total number of shares subject to such Company Option immediately prior to the Effective Time (without regard to vesting) multiplied by (B) the excess, if any, of (x) the Cash Portion over (y) the exercise price payable per share under such Company Option, without interest, plus (ii) the right to receive the CVR Portion for each share subject to such In-the-money Option (without regard to vesting), which amount shall be paid in accordance with the CVR Agreement, (2) no holder of a cancelled Company Option that is not an In-the-money Option shall be entitled to any payment with respect to such cancelled Company Option before or after the Effective Time, and (3) the Company shall accelerate (contingent upon the Effective Time) the vesting of each unvested Company Option on the date that is at least ten (10) calendar days prior to the Effective Time (such date, the “Acceleration Date”) and, for a period of at least five (5) calendar days following the Acceleration Date, allow each holder of a Company Option to exercise all or a portion of the Company Option, effective immediately prior to, and contingent upon, the Effective Time.
The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit, initiate or knowingly facilitate or encourage any Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would likely constitute a breach of its fiduciary duties. The Company is also permitted to change its recommendation in favor of the Offer or to terminate the Merger Agreement in order to accept an unsolicited Superior Offer (as defined in the Merger Agreement) (subject to compliance with the procedures set forth in the Merger Agreement), provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would likely constitute a breach of its fiduciary duties. Parent has the right to match any alternative Acquisition Proposal so that such proposal fails to be a Superior Offer, which would otherwise allow the Company to terminate the Merger Agreement. If the Company is permitted to terminate the Merger Agreement and does so, under such circumstances, the Company must pay Parent, concurrently with such termination, a $100,000 termination fee. In addition, this termination fee is payable by the Company to Parent under other specified circumstances and in certain circumstances Parent is entitled to reimbursement of expenses incurred in connection with the transaction contemplated in the Merger Agreement.
Tender and Support Agreements
Concurrently with the execution of the Merger Agreement, the majority of the members of the Company’s board of directors who hold shares of Company Common Stock, stockholders who are affiliated with such members, and other stockholders, in their respective capacities as stockholders of the Company, entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”), pursuant to which the signatories have agreed, among other things, to tender their respective shares of the Company’s common stock into the Offer and, during the period from the date of such Support Agreements through the earlier of the date upon which (i) the Merger Agreement is validly terminated, (ii) the Merger becomes effective, or (iii) any amendment or change to the Merger Agreement or the Offer is effected without the signatory’s consent that decreases the amount, or changes the form, timing (except with respect to extensions of the Offer in accordance with the terms of the Merger Agreement), or likelihood of payment of consideration payable to all of the stockholders of the Company pursuant to the terms of the Merger Agreement or the CVR Agreement (the “Support Period”), to vote their Subject Securities (as defined in the Support Agreements) in favor of the Merger, against any action or action that to the signatory’s knowledge would reasonably cause a failure of a condition to the Offer to be satisfied, and against any alternative Acquisition Proposals, any amendment to the Company’s certificate of incorporation or bylaws, or any change in a majority of the board of directors of the Company. Shares held by the signatories to the Support Agreements that are eligible to be tendered into the Offer represent, in the aggregate, approximately 73% of the Company’s common stock outstanding on the date of the Merger Agreement (excluding common stock issuable upon exercise of Company Options or Company Warrants). Each of the Support Agreements will terminate upon the termination or expiration of the Support Period.
Contingent Value Rights Agreement
At or prior to the time that Purchaser accepts for payment all shares validly tendered and not properly withdrawn pursuant to the Offer, Parent and a trustee mutually acceptable to Parent and the Company will enter into the CVR Agreement to govern the terms of the CVRs.
Each share of Company common stock held by such shareholder that (i) the Purchaser accepts for payment from such holder pursuant to the Offer or (ii) is owned by or has been issued to such holder as of immediately prior to the Effective Time and is converted into the right to receive the Offer Price pursuant to the terms of the Merger Agreement, will be entitled to receive a CVR Portion equal to one CVR. The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser, the Company or any of their affiliates.
Each CVR represents the right to receive the following cash payments, without interest and less any applicable withholding taxes, with each payment conditioned upon the achievement of certain milestones as follows:

•
Milestone #1: Parent will be obligated to pay $0.0147 per CVR if cumulative Net Sales (as defined in the CVR Agreement) of the Product (as defined in the CVR Agreement) worldwide following the Closing exceed $50,000,000.

•
Milestone #2: Parent will be obligated to pay $0.6911 per CVR if cumulative Net Sales of the Product worldwide following the Closing exceed $80,000,000 (which calculation, for the avoidance of doubt, shall be inclusive of any Net Sales counted in the determination of Milestone #1).

The CVRs are complex instruments and a number of factors will determine whether any amount will actually be paid to the Company’s stockholders in accordance with the terms of the CVR Agreement.
If none of the milestones are met, the CVRs will have no value. The minimum payment under the CVRs is zero and, assuming the satisfaction of all milestones, the maximum aggregate cash payment represented by one CVR is $0.7058. There can be no assurance that the various milestones set forth in the CVR Agreement will be achieved and that the resulting payments will be required of Parent.
Note Amendment
The Company previously announced on February 2, 2017 that it had issued subordinated secured convertible promissory notes (the “Notes”) pursuant to that certain Note Purchase Agreement, dated as of January 27, 2017 (the “Note Purchase Agreement”), to the Investors (as defined in the Note Purchase Agreement).
Concurrently with the execution of the Merger Agreement, the Company, Parent and the Investors entered into an Omnibus Amendment to Subordinated Secured Convertible Promissory Notes (the “Note Amendment”), pursuant to which the Investors agreed that the Notes will be amended and restated to effect the cancellation of the Notes, subject to the consummation of the Merger, in exchange for and upon receipt from Parent of payment to each Investor of its portion of (a) certain payments at the Closing and (b) contingent payments that are payable only upon the achievement of Milestone #1; provided that a portion of each of the amounts described in the preceding clauses (a) and (b) shall not be immediately payable by Parent but rather withheld by Parent as a source of recovery in respect of certain indemnification obligations to which the Investors have agreed in favor of Parent, the Company and their affiliates following the Closing, the terms of which are set forth in more detail in the Note Amendment.
Foundry Amendment
The Company previously entered into that certain Assignment and License Agreement effective as of December 31, 2008, as amended and/or clarified by certain letter agreements dated June 10 and 11, 2010 (collectively, the “Original Foundry Agreement”) with The Foundry, Inc. (the “Foundry Inc.”), pursuant to which the Foundry Inc. assigned to the Company certain Assigned Patents, Assigned Technology, and Related Documentation (each as defined in the Original Foundry Agreement) in exchange for certain royalty payments to be paid by the Company to the Foundry Inc. In connection with a liquidation and dissolution of the Foundry Inc.’s business, pursuant to that certain Revised and Restated Assignment Agreement date December 31, 2008 (the “Foundry Assignment Agreement”), the Foundry Inc. assigned all of its rights and obligations under the Original Foundry Agreement to The Foundry, LLC (the “Foundry”) and the Foundry agreed to pay the royalty payments to certain individuals (the “Foundry Assignees”), with each Foundry Assignee being entitled to a pro rata portion of such amounts.
Concurrently with the execution of the Merger Agreement, the Company, Parent, the Foundry and the Foundry Assignees entered into an Amendment No. 1 to Assignment and License Agreement and Assignment Agreement (the “Foundry Amendment”, and together with the Merger Agreement and the Note Amendment, the “Transaction Documents”), pursuant to which the signatories agreed that all payments which may be payable to the Foundry will be payable to the Foundry Assignees and the Foundry Assignees will each instead be paid, subject to and contingent upon the occurrence of the Merger and the achievement of Milestone #1, their respective pro rata portions of (i) an amount equal to $2,235,821.53 in full satisfaction of the amount of accrued royalty payments that may be owed by the Company to the Foundry Assignees as of the Closing; provided that a portion of such amount shall not be immediately payable by Parent upon the achievement of Milestone #1 but rather may be withheld by Parent as a source of recovery in respect of certain indemnification obligations to which the Foundry Assignees have agreed in favor of Parent, the Company and their affiliates following the Closing, the terms of which are set forth in more detail in the Foundry Amendment, and (ii) certain Contingent Royalty Payments based on the Company’s Contingent Net Sales of Covered Products after the date of the Foundry Amendment (each as defined in the Foundry Amendment).

Additional Information

The foregoing descriptions of the Transaction Documents and the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8‑K, the Support Agreements, the form of which is attached as Exhibit 99.1 to this Current Report on Form 8‑K, the CVR Agreement, the form of which is attached as Exhibit 99.2 to this Current Report on Form 8‑K, the Note Amendment, which is attached as Exhibit 99.3 to this Current Report on Form 8‑K, and the Foundry Amendment, which is attached as Exhibit 99.4 to this Current Report on Form 8‑K, and in each case is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. The Transaction Documents and the Support Agreements contain representations and warranties by each of Parent, Purchaser, the Company and the signatories thereto, as applicable. These representations and warranties were made solely for the benefit of the parties to such agreements and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been modified, qualified or excepted in the applicable agreement by information in confidential disclosure letter provided by the a party in connection with the signing of such agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in such agreement.
Accordingly, the representations and warranties in the Transaction Documents and the Support Agreements may not constitute the actual state of facts about the Company, Parent, Purchaser or any other signatory thereto.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 11, 2017, the board of directors of the Company approved the amendment and restatement of the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new provision to the Company’s Bylaws that designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On June 12, 2017, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4 to this report.
Important Additional Information and Where to Find It
In connection with the proposed acquisition of the Company by Parent, Purchaser will commence a tender offer for all of the outstanding shares of the Company. Such tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the United States Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Parent and Purchaser will file tender offer materials on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by contacting the Company at 2790 Walsh Avenue, Santa Clara, California 95051, by phone at (408) 579-8700, or by visiting the Company’s website (http://miramarlabs.com/investors/). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION.
Forward Looking Statements
This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as the Company’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in the Company’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in the Company’s most recent annual report on Form 10-K and the Company’s most recent quarterly report on Form 10-Q, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent and Purchaser, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect the Company’s expectations as of the date of this report. While the Company may elect to update any such forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if our expectations change, except as required by law.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Sientra, Inc., Desert Acquisition Corporation and Miramar Labs, Inc. dated as of June 11, 2017. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S‑K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.)

3.1	Second Amended and Restated Bylaws of the Company.
99.1	Form of Tender and Support Agreement, by and among Sientra, Inc., Desert Acquisition Corporation and certain stockholders of Miramar Labs, Inc., dated as of June 11, 2017.
99.2	Form of Contingent Value Rights Agreement.
99.3	Omnibus Amendment to Subordinated Secured Convertible Promissory Notes, by and among Miramar Labs, Inc., Sientra, Inc. and certain other parties thereto, dated as of June 11, 2017.
99.4
Amendment No. 1 to Assignment and License Agreement and Assignment Agreement, by and between Miramar Labs, Inc., Sientra, Inc. and The Foundry, LLC and certain other parties thereto, dated as of June 11, 2017.

99.5	Joint Press Release, dated June 12, 2017 by Sientra, Inc. and Miramar Labs, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAMAR LABS, INC.

Dated:	June 12, 2017	By:	/s/ R. Michael Kleine
		Name:	R. Michael Kleine
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Sientra, Inc., Desert Acquisition Corporation and Miramar Labs, Inc. dated as of June 11, 2017. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S‑K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.)

3.1	Second Amended and Restated Bylaws of the Company.
99.1	Form of Tender and Support Agreement, by and among Sientra, Inc., Desert Acquisition Corporation and certain stockholders of Miramar Labs, Inc., dated as of June 11, 2017.
99.2	Form of Contingent Value Rights Agreement.
99.3	Omnibus Amendment to Subordinated Secured Convertible Promissory Notes, by and among Miramar Labs, Inc., Sientra, Inc. and certain other parties thereto, dated as of June 11, 2017.
99.4
Amendment No. 1 to Assignment and License Agreement and Assignment Agreement, by and between Miramar Labs, Inc., Sientra, Inc. and The Foundry, LLC and certain other parties thereto, dated as of June 11, 2017.

99.5	Joint Press Release, dated June 12, 2017 by Sientra, Inc. and Miramar Labs, Inc.